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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT





The Board of Directors and Shareholders
Base Ten Systems, Inc.
Trenton, New Jersey 08619


We consent to the incorporation by reference in the Registration Statements No. 33-89712, No. 33-60454, No. 33-55752; No. 333-721; No. 33-21925, and Amendment
No. 1 to Registration Statement No. 2-84451 of Base Ten Systems, Inc. and Subsidiaries on Form S-8 and the Registration Statements No. 333-719; No. 33-89710 and Amendment No. 2 to Registration Statement No. 33-21923 of Base Ten Systems, Inc. and Subsidiaries on Form S-3 of our report dated December 23, 1996, appearing in this annual report on Form 10-K/A of Base Ten Systems, Inc. and Subsidiaries for the year ended October 31, 1996.





DELOITTE & TOUCHE LLP


Parsippany, New Jersey
May 27, 1997